Exhibit 99.1

FLIR Systems Announces
Second Quarter 2014 Financial Results

WILSONVILLE, OR, July 24, 2014 – FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the second quarter ended June 30, 2014. Revenue was $369.4 million, down 5% compared to second quarter 2013 revenue of $389.3 million. Operating income in the second quarter was $59.4 million, compared to $70.3 million in the second quarter of 2013, and was impacted by $3.5 million in pretax charges related to previously-announced restructuring initiatives. Second quarter 2014 net income was $44.8 million, or $0.31 per diluted share, compared with net income of $50.2 million, or $0.35 per diluted share in the second quarter a year ago. The net after tax impact of the restructuring charges in the second quarter was approximately $2.7 million, or $0.02 per diluted share. Cash provided by operations in the second quarter was $70.6 million.

Revenue from FLIR’s Surveillance segment was $105.8 million, a decrease of 28% from the second quarter results last year. The Instruments segment contributed $84 million of revenue during the second quarter, up 5% from the prior year. The OEM & Emerging Markets segment had $59 million of revenue, an increase of 21% over the prior year. Revenue from the Maritime segment was $55.2 million, and was up 1% over the second quarter of 2013. FLIR’s Security segment recorded revenue of $44.7 million in the second quarter, up 30% from the prior year. The Detection segment contributed $20.7 million of revenue, a decrease of 12% from the prior year.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $548 million as of June 30, 2014, an increase of $34 million during the quarter and an increase of 12% since the beginning of 2014.

"Second quarter results were marked by double-digit growth in our commercially-oriented segments and an improved backlog overall,” said Andy Teich, President and CEO of FLIR. “These positive indicators, combined with the anticipated benefit from our restructuring and realignment initiatives, give us confidence in our outlook for the second half of 2014. We are excited about our recent and upcoming product introductions and the momentum being exhibited in many parts of the business.”

Revenue and Earnings Outlook for 2014

Based on financial results for the first six months of 2014 and the outlook for the remainder of the year, FLIR is reaffirming its outlook for revenue and earnings per share for the full year 2014. Management expects revenue for 2014 to be in the range of $1.45 billion to $1.55 billion and net earnings excluding restructuring charges associated with the business realignment to be in the range of $1.40 to $1.50 per diluted share.

Dividend Declaration

FLIR’s Board of Directors has declared a quarterly cash dividend of $0.10 per share on FLIR common stock, payable September 5, 2014, to shareholders of record as of close of business on August 19, 2014.

Conference Call

FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter. A simultaneous webcast of the conference call can be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 2:00 p.m. ET (11:00 a.m. PT) at this same Internet address. Summary second quarter and historical financial data, including 2013 quarterly results for each of the new segments, can be accessed online from the Financial Info Database link at www.FLIR.com/investor.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements

The statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2014" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, FLIR’s continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in FLIR’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

Company Contact:
Shane Harrison
+1 503.498.3547
www.flir.com

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue	$369,381	$389,329	$720,923	$737,912
Cost of goods sold	186,663	199,288	369,673	363,884
Gross profit	182,718	190,041	351,250	374,028

Operating expenses:
Research and development	36,307	39,601	72,633	76,285
Selling, general and administrative	83,500	80,168	165,442	158,341
Restructuring expenses	3,548	-	11,361	-
Total operating expenses	123,355	119,769	249,436	234,626

Earnings from operations	59,363	70,272	101,814	139,402

Interest expense	3,629	3,767	7,337	6,664
Interest income	(272)	(274)	(536)	(465)
Other income, net	(1,071)	175	(1,269)	(589)

Earnings from continuing operations.
before income taxes	57,077	66,604	96,282	133,792

Income tax provision	12,319	16,446	21,630	31,998

Net earnings	$44,758	$50,158	$74,652	$101,794

Earnings per share:
Basic	$0.32	$0.35	$0.53	$0.71
Diluted	$0.31	$0.35	$0.52	$0.70

Weighted average shares outstanding:
Basic	141,574	142,085	141,255	143,350
Diluted	144,120	143,774	143,964	144,981

FLIR SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS

Current assets:
Cash and cash equivalents	$602,073	$542,476
Accounts receivable, net	270,086	286,573
Inventories	350,092	344,719
Prepaid expenses and other current assets	101,684	97,574
Deferred income taxes, net	38,605	38,389
Total current assets	1,362,540	1,309,731

Property and equipment, net	240,023	234,041
Deferred income taxes, net	18,959	17,883
Goodwill	575,522	575,701
Intangible assets, net	147,934	154,195
Other assets	57,187	51,808
	$2,402,165	$2,343,359

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$99,996	$85,730
Deferred revenue	24,646	28,844
Accrued payroll and related liabilities	66,191	62,069
Accrued expenses	39,745	39,316
Accrued income taxes	911	663
Other current liabilities	53,277	44,893
Current portion long-term debt	15,000	15,000
Total current liabilities	299,766	276,515

Long-term debt	365,257	372,528
Deferred income taxes	14,097	12,255
Accrued income taxes	20,893	19,996
Other long-term liabilities	50,411	48,685

Commitments and contingencies

Shareholders’ equity	1,651,741	1,613,380
	$2,402,165	$2,343,359

FLIR SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net earnings	$44,758	$50,158	$74,652	$101,794
Income items not affecting cash:
Depreciation and amortization	14,236	15,231	30,706	30,102
Deferred income taxes	(591)	(18)	915	26
Stock-based compensation
arrangements	8,447	7,630	17,203	13,327
Other non-cash items	(2,109)	(2,951)	(3,599)	(577)
Changes in operating
assets and liabilities	5,848	65,254	10,536	52,591
Cash provided by operating activities	70,589	135,304	130,413	197,263

Cash flows from investing activities:
Additions to property and equipment, net	(16,239)	(10,643)	(25,828)	(23,291)
Business acquisitions, net of
cash acquired	-	(5,165)	-	(5,165)
Other investments	-	-	-	-
Cash used by investing activities	(16,239)	(15,808)	(25,828)	(28,456)

Cash flows from financing activities:
Proceeds from long term debt	-	150,000	-	150,000
Repayments of long term debt	(3,750)	-	(7,500)	(3,750)
Repurchase of common stock	(41,237)	(8,469)	(43,003)	(116,830)
Dividends paid	(14,160)	(12,802)	(28,245)	(25,909)
Proceeds from shares issued pursuant
to stock-based compensation plans	20,093	2,706	28,969	3,885
Excess tax benefit of stock options
exercised	3,860	236	6,559	469
Other financing activities	(264)	(946)	(14)	(966)
Cash used by financing activities	(35,458)	130,725	(43,234)	6,899

Effect of exchange rate changes
on cash	(914)	(45)	(1,754)	(5,012)

Net increase (decrease)
in cash and cash equivalents	17,978	250,176	59,597	170,694
Cash and cash equivalents:
Beginning of period	584,095	246,007	542,476	321,739
End of period	$602,073	$496,183	$602,073	$492,433

FLIR SYSTEMS, INC.
REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
(In thousands)(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
REVENUE - EXTERNAL CUSTOMERS
Surveillance	$105,778	$147,859	$222,978	$265,847
Instruments	83,968	80,262	168,023	158,812
OEM and Emerging Markets	58,988	48,633	112,790	98,919
Maritime	55,230	54,679	107,805	105,140
Security	44,735	34,451	74,045	63,922
Detection	20,682	23,445	35,282	45,272
	$369,381	$389,329	$720,923	$737,912

EARNINGS (LOSS) FROM OPERATIONS
Surveillance	18,934	$34,076	$39,297	$67,976
Instruments	21,036	22,920	41,486	42,945
OEM and Emerging Markets	17,613	12,217	29,324	26,639
Maritime	9,714	9,374	18,544	17,481
Security	5,886	3,247	7,572	7,635
Detection	3,153	3,899	1,352	6,444
Other	(16,973)	(15,461)	(35,761)	(29,718)
	$59,363	$70,272	$101,814	$139,402